                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                             Visual Data Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             Visual Data Corporation
                                1291 SW 29 Avenue
                          Pompano Beach, Florida 33069
                  Telephone 954-917-6655 Facsimile 954-917-6660

                                                             February __ , 2001

Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of the Shareholders of Visual Data Corporation to be held on Friday, March 23, 2001 at 2 p.m. at Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334. The formal Notice of 2001 Annual Meeting of Shareholders and Proxy Statement are attached.

         The matters to be acted upon by our shareholders are set forth in the Notice of 2001 Annual Meeting of Shareholders and include,

         *        the election of the Board of Directors,

         * ratification of the engagement of Arthur Andersen LLP as our independent auditors,

         * to approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Visual Data upon the conversion of the outstanding 6% convertible debentures in the principal amount of $2,040,000 together with common stock which may issuable upon the conversion of additional convertible debentures which we may issue,

         *        to approve an amendment to our 1996 Stock Option Plan, and

         * to approve such other matters as may come before the meeting which are incident to the meeting.

         It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

         I hope that you will attend the meeting in person, at which time I will review the business and operations of Visual Data Corporation.


                                              Sincerely,



                                              /s/ Randy S. Selman
                                              ---------------------------------
                                              Randy S. Selman
                                              Chairman, President and Chief
                                              Executive Officer

                             VISUAL DATA CORPORATION

                        --------------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 23, 2001

         The 2001 Annual Meeting of the Shareholders of Visual Data Corporation will be held at 2 p.m., at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on Friday, March 23, 2001. At the 2001 Annual Meeting, you will be asked to vote on the following matters:

         1.       To elect a Board of Directors consisting of six members.

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of Visual Data, to serve at the pleasure of the Board of Directors.

         3. To approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Visual Data upon the conversion of the outstanding 6% convertible debentures in the principal amount of $2,040,000, together with common stock which may issuable upon the conversion of additional convertible debentures which we may issue.

         4. To approve an amendment to our 1996 Stock Option Plan to increase the total number of shares of our common stock available for issuance under such plan from 2,500,000 shares to 5,000,000 shares.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record, as shown by the transfer books of Visual Data, at the close of business on February 1, 2001 will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the 2001 Annual Meeting will be available for examination by any shareholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2001 Annual Meeting.

         The Board of Directors recommends that you vote FOR the Board's nominees for director, the ratification of the appointment of the independent auditors, the possible issuance of in excess of 19.99% of our common stock, and the amendment to our 1996 Stock Option Plan.

                                  By Order of the Board of Directors

                                  /s/ RANDY S. SELMAN
                                  ----------------------------------------------
                                  Randy S. Selman, Chairman, President and Chief Executive Officer
February __ , 2001

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             VISUAL DATA CORPORATION

                              --------------------

                                 PROXY STATEMENT
                            DATED FEBRUARY    , 2001

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 23, 2001

                              --------------------

                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors of Visual Data Corporation to be voted at the 2001 Annual Meeting of Shareholders to be held on March 23, 2001, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to our shareholders for approval. Abstentions and broker non-votes are counted for purposes of determining a quorum. Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to Visual Data in writing, by voting in person at the 2001 Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

         The shares entitled to vote at the 2001 Annual Meeting consist of shares of our common stock, with each share entitling the holder to one vote. At the close of business on February 1, 2001, the record date for the 2001 Annual Meeting, there were 8,453,358 shares of our common stock issued and outstanding. This Proxy Statement and the accompanying form of proxy are first being sent to
shareholders on or about February   , 2001.

         In addition to the use of the mail, solicitations may be made by our employees by us by telephone, email, mailgram, facsimile, telegraph, cable and personal interview. We may also elect to engage the services of a proxy solicitation firm. We anticipate that any such agreement will contain terms and conditions which are customary and usual, and that the fee of a proxy solicitation service will be approximately $10,000. We will bear all expenses for the solicitation of proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Our Board of Directors currently consists of six members. At the meeting, six directors will be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The six nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote at the 2001 Annual Meeting will be elected directors of Visual Data (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

         The following persons have been nominated by the Board for election to the Board of Directors:


Name                       Age              Position
----                       ---              --------
Randy S. Selman(1)         44     Chairman, President, Chief Executive Officer and
                                  Chairman of Ednet
Alan M. Saperstein         41     Director, Executive Vice President, Treasurer and
                                  Director of Ednet
Benjamin Swirsky(1)(2)     58     Director
Brian K. Service(1)(2)     53     Director and Director of Ednet
Eric Jacobs                53     Secretary, Director and Director of Ednet
Robert J. Wussler(1)(2)    61     Director and Director of Ednet

----------------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

         RANDY S. SELMAN. Since our inception in May 1993, Mr. Selman has served as our Chief Executive Officer, President, and a director, and from September 1996 through June 1999, as our Chief Financial Officer. Mr. Selman is also a member of the Compensation Committee of the Board of Directors. Since July 1998, Mr. Selman has been Chairman of the Board of our subsidiary, Entertainment Digital Network, Inc., ("Ednet"), a publicly-traded company (OTCBB: EDNT). From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (OTC Bulletin Board:
SKTC), a publicly-traded software development company. SKTC develops and markets software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and was involved in their initial public offering in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

         ALAN M. SAPERSTEIN. Mr. Saperstein has served as our Executive Vice President, Treasurer and a director since our inception in May 1993. Since July 1998, Mr. Saperstein has been a member of the Board of Directors of Ednet. From March 1989 until May 1993, Mr. Saperstein was a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where he was responsible for supervision of all projects, budgets, screenings and staffing.

         BENJAMIN SWIRSKY. Mr. Swirsky has been a member of the Board of Directors since July 1997 and serves on the Audit and Compensation Committees of the Board of Directors. Mr. Swirsky is the owner of Beswir Properties Inc., an investment capital company. Since June

1998, Mr. Swirsky has been Chairman and CEO of Zconnect, an e-commerce company, where he serves as Chairman. From June 1993 until January 1998, Mr. Swirsky was President and Chief Executive Officer of Slater Steel, Inc., a publicly-traded company (TSE: SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky was Chairman of P.C. Docs International, Inc., a Canadian publicly traded company (Nasdaq: DOCSF,
TSE: DXX) from 1997 to 1999. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., a chain of first class hotels located throughout the world, and serves on the Audit, Compensation and Governance committees of its Board. Mr. Swirsky also sits on the Board of Directors of a number of other companies, including (i) CamVec Corp., a Canadian publicly-traded company (CAT.CV), (ii) MigraTEC Inc., a publicly-traded company (Nasdaq: MIGR) where he currently serves as Chairman, (iii) Commercial Alcohols, Inc., in which he is also a principal shareholder, (iv) Bee Line Monorail Systems, Inc., (v) Peregrine Industries, Inc. (OTC Bulletin Board: HVAC), (vi) Kaledon.com, Inc., where he currently serves as Chairman, and (vii) Don Bell Corporation.

         BRIAN K. SERVICE. Mr. Service has been a member of our Board of Directors since July 1997 and serves on the Audit and Compensation Committees of the Board of Directors. Also, since August 1998 Mr. Service has been a Director of Ednet. Mr. Service is a dual New Zealand and U.S. citizen and currently resides in California. Mr. Service currently spends a substantial amount of his professional time in the United States acting as an international business consultant. In this capacity, he has clients in North and South America, the United Kingdom, Asia, Australia and New Zealand. Since September 1999, Mr. Service has served as President and Chief Executive Officer of 3D Systems, Inc., a publicly traded company (Nasdaq: TDSC). From October 1992 to October 1994, Mr. Service was Chief Executive Officer and Managing Director of Salmond Smith BioLab, a New Zealand publicly traded company engaged in the production and sale of consumer and industrial products. From 1982 to 1986 he was Chief Executive Officer and Executive Chairman of Milk Products, Holding (North America), Inc., a wholly-owned subsidiary of the New Zealand Dairy Board which was located in Santa Rosa, California. Mr. Service also serves as a Director, Chief Financial Officer and Secretary for Travel Dynamics, Inc.

         ERIC JACOBS. Mr. Jacobs has been a member of the Board of Directors since July 1997 and has served as Secretary since February 1999. From March 1996 until August 1997, Mr. Jacobs was Vice President and General Manager of our wholly owned subsidiary, HotelView(R) Corporation and thereafter he has served as Vice President and General Manager of our wholly owned subsidiary, ResortView Corporation. Since October 1998, Mr. Jacobs has been a member of the Board of Directors of Ednet. Since 1976, Mr. Jacobs has served as the Chairman of the Miami Beach Visitor and Convention Authority and since September 1995 as Chairman of the Greater Miami and the Beaches Hotel Association. Mr. Jacobs has been a member of Miami Beach Chamber of Commerce since 1976 and served as its Chairman from September 1996 until September 1999. From 1972 through October 1993, Mr. Jacobs was the owner of, and served as President and General Manager of, the Tarleton Hotel, Miami Beach, Florida.

         ROBERT J. WUSSLER. Mr. Wussler has been a member of the Board of Directors since July 1999. Mr. Wussler has served as a Director of Ednet since 1995. Since June 1998 he has served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm that specializes in corporate applications. From June 1995 to May 1998, Mr. Wussler was President and Chief Executive Officer of Affiliate Enterprises, Inc., the company formed by ABC Television affiliates to pursue new business opportunities, including emerging technology applications. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises, where he managed the acquisition of the NBA Denver Nuggets. Previously, from 1980 to 1990, he was Senior Vice President of Turner Broadcasting, where he oversaw the launch of CNN, Headline News and TNT, in addition to serving as President of SuperStation TBS, and from 1974 to 1978 he was the President of CBS Television Network and CBS Sports.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors met seven times during the fiscal year ended September 30, 2000 and took action an additional one time by unanimous written consent. Each member of the Board participated in each action of the Board.

         The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of our internal accounting controls. The members of the Audit Committee are Messrs. Swirsky, Service and Wussler. Messrs. Swirsky and Wussler are independent directors as defined by the rules for companies listed on the Nasdaq National Market. During the year ended September 30, 2000, the Audit Committee held two meetings. The Board of Directors has approved and adopted a formal written Audit Committee Charter which is attached hereto as EXHIBIT A.

                             Audit Committee Report

         The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of Visual Data, both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Visual Data that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the Board of Directors that Visual Data's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, for filing with the SEC. The Audit Committee also recommended reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

                                Benjamin Swirsky
                                Brian K. Service
                                Robert J. Wussler

         The Compensation Committee of the Board administers our Stock Option Plan and makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of our officers and key employees. The Compensation Committee consists of Messrs. Selman, Service, Swirsky and Wussler. The Compensation Committee did not hold any meetings during the fiscal year ended September 30, 2000.

         Both the Audit Committee and the Compensation Committee consist of a majority of independent directors. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table summarizes all compensation recorded by Visual Data in each of the last three fiscal years for our Chief Executive Officer and each of the other executive officers serving as such whose annual compensation exceeded $100,000.


                                                                                                            Long-Term
                                              Annual Compensation                                      Compensation Awards
                                       ----------------------------------------                 ---------------------------------
                                                                                                   Sec.
                                                                                                underlying
Name and                                                            Other Annual    Restricted   options/              All Other
Principal Position        Year         Salary            Bonus      Compensation     Stk Awds    SARs(#)     LTIP    Compensation
------------------        ----         ------            -----      ------------    ----------   -------     ----    ------------

Randy S. Selman,          2000        $223,646(10)        -0-        $ 12,912(1)        -0-        -0-        -0-        -0-
President, Chief          1999        $162,110            -0-        $  9,794(2)        -0-        -0-        -0-        -0-
Executive Officer,        1998        $138,363            -0-        $  9,613(3)        -0-        -0-        -0-        -0-
Chairman

Alan Saperstein,          2000        $223,646(10)        -0-        $ 15,480(4)        -0-        -0-        -0-        -0-
Vice President,           1999        $162,110            -0-        $ 14,894(5)        -0-        -0-        -0-        -0-
Treasurer and             1998        $138,363            -0-        $ 13,969(6)        -0-        -0-        -0-        -0-
Director

Pauline Schneider,        2000        $110,000            -0-        $  1,775(7)        -0-        -0-        -0-        -0-
Chief Financial           1999        $ 76,083            -0-        $  2,287(8)        -0-        -0-        -0-        -0-
Officer                   1998        $ 52,000            -0-        $  2,303(9)        -0-        -0-        -0-        -0-

--------------------

(1) Includes $681 for disability insurance, $3,981 for medical insurance and a $8,250 automobile allowance.
(2) Includes $681 for disability insurance, $1,913 for medical insurance and a $7,200 automobile allowance.
(3) Includes $511 for disability insurance, $1,902 for medical insurance and a $7,200 automobile allowance.
(4) Includes $681 for disability insurance, $6,549 for medical insurance and a $8,250 automobile allowance.

(5) Includes $597 for disability insurance, $7,097 for medical insurance and a $7,200 automobile allowance.
(6) Includes $321 for disability insurance, $6,448 for medical insurance and a $7,200 automobile allowance.
(7) Includes $0 for disability insurance, $1,775 for medical insurance and a $2,250 automobile allowance. Ms. Schneider served as our Chief Financial Officer from July 1999 until October 2000.
(8) Includes $0 for disability insurance, $2,287 for medical insurance and a $0 automobile allowance.
(9) Includes $0 for disability, $2,303 for medical insurance and $0 for an automobile allowance.
(10) Includes $25,000 from Ednet for management and administrative services rendered by the executive.

                 OPTION GRANTS IN YEAR ENDED SEPTEMBER 30, 2000

         The following table sets forth certain information regarding stock options granted in year ended September 30, 2000 to the named executive officers.



                                                      % of Total Options
                               No. of Securities        SARs Granted to         Exercise or
                                 Underlying               Employees                 Base      Expiration
Name                           Options Granted          in Fiscal Year             Price         Date
---------                      ------------------       --------------          -----------   -----------
Randy S. Selman,
President, Chief
Executive Officer,
and Chairman                           0                     --                     --            --

Alan Saperstein,
Vice President,
Treasurer and
Director                               0                     --                     --            --

Pauline Schneider,
Chief Financial
Officer                           50,000                  10.32%                    (1)           (1)

----------------------

(1) A five-year option to purchase 50,000 shares of our common stock at an exercise price of $2.875 per share were granted to Ms. Schneider on May 26, 2000. These options are fully vested.

        AGGREGATED OPTION/SAR EXERCISES IN YEAR ENDED SEPTEMBER 30, 2000
                         AND YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information regarding stock options held as of September 30, 2000 by the named executive officers.

                                                               No. of Securities
                                                             Underlying Unexercised            Value of Unexercised
                                                                   Options at                 In-the-Money Options at
                             Shares                            September 30, 2000              September 30, 2000(1)
                           Acquired on     Value         -----------------------------     ----------------------------
Name                         Exercise     Realized       Exercisable     Unexercisable     Exercisable    Unexercisable
----                       -----------    --------       -----------     -------------     -----------    -------------
Randy S. Selman,
Chief Executive Officer,
President and Chairman         -0-          n/a          1,097,230(2)      375,000(2)       $802,215        $117,250

Alan Saperstein,
Vice President,
Treasurer and
Director                       -0-          n/a          1,097,230(2)      375,000(2)       $802,215        $117,250

Pauline Schneider,
Chief Financial
Officer                        -0-          n/a            120,500(3)          -0-          $ 75,529          -0-


---------------------

(1) The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $3.063 per share, being the closing price of our common stock on October 2, 2000 as reported by The Nasdaq National Market.
(2) Of such exercisable options, at September 30, 2000 32,230 options were exercisable at $.00016 per share, 750,000 options were exercisable at $2.125 per share and the remaining 315,000 options were exercisable at $16.00 per share. Of the unexercisable options 125,000 have an exercise price of $2.125 per share and 250,000 have an exercise price of $8.875 per share at September 30, 2000. See Option Grants in Year Ended September 30, 2000 above.
(3) Of such exercisable options, at September 30, 2000, 70,500 options were exercisable at $2.125 per share and the remaining 50,000 options were exercisable at $2.875 per share. See Option Grants in Year ended September 30, 2000 above.

                             DIRECTORS' COMPENSATION

         Directors who are not our employees receive $1,000 per meeting as compensation for serving on the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings. Members of the Compensation and Audit Committees who are not our employees also receive compensation of $1,000 per committee meeting.

         In June and November 1998, we granted Mr. Service options to acquire 25,000 shares (each grant) of its common stock at an exercise price of $3.00 and $2.125 per share. The term of these options is four years from the date of grant. These options are fully vested and remain exercisable until the expiration date thereof. These options were granted in connection with services performed regarding the Ednet transaction.

         On November 19, 1998, we granted each of Messrs. Service and Swirsky options to each acquire 35,000 shares of our common stock at an exercise price of $16.00 per share. The term of these options is five years from the date of grant. These options are fully vested and remain exercisable until the expiration date thereof.

         On July 16, 1999, we granted Mr. Wussler options to acquire 75,000 shares of our common stock at an exercise price of $17.1875 per share. The term of these options is three years from the date of vesting, with 25,000 vesting on the first anniversary of the date of grant, 25,000 vesting on the second anniversary of the date of grant and the remaining 25,000 vesting on the third anniversary of the date of grant. In December 2000, the 25,000 vested shares were cancelled.

         On November 1, 1999, we granted Mr. Jacobs options to acquire 30,000 shares of our common stock at an exercise price of $7.50 per share. The term of these options is four years from the date of grant, with 10,000 vesting on the first anniversary of the date of grant, 10,000 vesting on the second anniversary of the date of grant and the remaining 10,000 vesting on the third anniversary of the date of grant.

         In December 1999, the Board of Directors ratified the Compensation Committee's recommendation that the option packages for the remaining two independent directors, Mr. Swirsky and Mr. Service, be extended for a further two years as from July 16, 1999 with an additional 50,000 options for each director vesting equally over the final two years, and expiring on the same date in 2004.

         On May 26, 2000, we granted Mr. Wussler options to acquire 25,000 shares of our common stock at an exercise price of $2.875 per share. The term of these options is four years from the date of grant. The options are fully vested and remain exercisable until the expiration date thereof.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended September 30, 2000 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2000, as well as any written representation from a reporting person that no Form 5 is required, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended September 30, 2000.

                              EMPLOYMENT AGREEMENTS

         Effective January 9, 1998, we entered into amended and restated employment agreements with Randy S. Selman, our Chairman, Chief Executive Officer and President, and with Alan Saperstein, our Executive Vice President, Treasurer and a director. The employment agreements with each of Messrs. Selman and Saperstein are substantially similar and superseded in their entirety previous employment agreements with each of Messrs. Selman and Saperstein. The term of each of the employment agreements is for three years from the effective date of the agreement, and is renewable for successive one year terms unless terminated. The annual salary under each of the employment agreements is $137,500, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus in cash or stock equal to 2% of our earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA.

         Additionally, each of Messrs. Selman and Saperstein were granted options (which contain certain anti-dilution provisions) to purchase 375,000 shares of common stock at $2.125 per share, as adjusted, vesting 125,000 options on each anniversary date of the effective date of each of the employment agreements. The options, which are exercisable for a period of four years from the vesting date, automatically vest upon the occurrence of certain events, including a change in control, constructive termination (as defined in the agreements) of the employee, or the termination of the employee other than for cause.

         The employment agreements were further amended, effective September 1, 1999, to (i) extend the term an additional two years, until January 9, 2003,
(ii) increase the annual salary under each agreement to $195,000, and (iii) grant an additional 250,000 options at $8.875 (the fair market value at the date of grant) per share to each of Messrs. Selman and Saperstein, vesting 125,000 options on each anniversary date of the effective date of the additional two year term provided for under the amendment to the amended and restated employment agreements.

         The employment agreements also provide, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives, (ii) an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein, and (iii) benefits in the event of disability and (iv) contain certain non-disclosure and non-competition provisions. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by our Board of Directors. Furthermore, we have agreed to indemnify each of them for any obligations or guaranties, which either of them may have undertaken on our behalf.

         Under the terms of the employment agreements, we may terminate the employment of Mr. Selman or Mr. Saperstein either with or without cause. If the employment agreements are terminated by us without good cause, or by Mr. Selman or Mr. Saperstein, as applicable, we would be obligated to pay that executive an amount equal to three times that executive's current annual compensation (including base salary and bonus), payable in bi-weekly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in bi-weekly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by us) or for good cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of February , 2001 there are 8,453,358 shares of common stock issued and outstanding. The following table sets forth, as of the close of business on February , 2001, (a) the name, address and number of shares of each person known by us to be the beneficial owner of more than 5% of any class of each Visual Data's voting securities and (b) the number of shares of each class of voting securities owned by each director and all officers and directors as a group, together with their respective percentage holdings of such shares.

Name and                               Amount of                  Percentage
Address of                              Beneficial                    of
of Beneficial Owner(1)             Ownership of Stock(2)             Class
----------------------             ---------------------          ----------

Randy S. Selman(3)                      1,200,849                    10.6%
Alan M. Saperstein(4)                   1,222,173                    10.6%
George Stemper(5)                              --                      --
Gail Babitt(6)                                 --                      --
Benjamin Swirsky(7)                       135,000                     1.2%
Brian K. Service(8)                       185,000                     1.6%
Eric Jacobs(9)                            163,600                     1.4%
Robert J. Wussler(10)                      25,000                       *
All Officers and
Directors(8 persons)(11)                2,909,622                    25.6%

-----------------------
* less than 1%

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Visual Data Corporation, 1291 Southwest 29th Avenue, Pompano Beach, Florida 33069. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such a person within sixty days from the date of this annual report upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from the date hereof have been exercised.

(3) This amount includes options to acquire an aggregate of 32,230 shares of common stock at an exercise price of $.00016 per share, options to acquire an aggregate of 750,000 shares of common stock at an exercise price of $2.125 per share, and options to purchase 315,000 shares of common stock at an exercise price of $16.00 per share. Excludes options to purchase 125,000 shares of common stock at an exercise price of $2.125 per share and options to purchase 250,000 shares of common stock at an exercise price of $8.875 per share, all of which have not yet vested.

(4) This amount includes options to acquire an aggregate of 32,230 shares of common stock at an exercise price of $.00016 per share, options to acquire an aggregate of 750,000 shares of common stock at an exercise price of $2.125 per share, and options to purchase 315,000 shares of common stock at an exercise price of $16.00 per share. Excludes options to purchase 125,000 shares of common stock at an exercise price of $2.125 per share and options to purchase 250,000 shares of common stock at an exercise price of $8.875 per share, all of which have not yet vested.

(5) Mr. Stemper has served as our Chief Operating Officer since September 2000. This amount excludes options to purchase 100,000 shares at $4.188 per share, which was granted in September 2000, which have not yet vested.

(6) Ms. Babitt has served as our Chief Financial Officer since November 2000. This amount excludes options to purchase 75,000 shares at $2.031 per share, which was granted in October 2000, which have not yet vested.

(7) This amount includes options to purchase 100,000 shares at $2.125 per share and 35,000 shares of common stock at an exercise price of $16.00 which were granted in November 1998 and subsequently repriced in June 1999, but excludes options to acquire 50,000 shares of common stock at an exercise price of $17.1875 per share which were granted in November 1999, which have not yet vested. Mr. Swirsky's address is 350 Fairlawn Avenue, Toronto, Ontario, Canada.

(8) This amount includes options to purchase 125,000 shares at $2.125 per share, options to purchase an additional 25,000 shares at $3.00, and options to acquire 35,000 shares of common stock at an exercise price of $16.00, which were granted in November 1998 and subsequently repriced in June 1999. Excludes options to acquire an aggregate of 50,000 shares of common stock at an exercise price of $7.50 per share, which were granted in November 1999, which have not yet vested. Mr. Service's address is 123 Red Hill Circle, Tiburon, CA 94920.

(9) This amount includes options to acquire 75,000 shares of common stock at an exercise price of $2.125 per share which were granted in November 1998 and includes options to purchase 25,000 shares of common stock at $7.50 which were granted in November 1999, but excludes options to acquire 50,000 shares of common stock at an exercise price of $7.50 per share which were granted in November 1999, which have not yet vested.

(10) This amount includes options to acquire 25,000 shares of common stock at an exercise price of $2.875 per share, which were granted in May 2000, but excludes options to acquire 75,000 shares of common stock at an exercise price of $17.188 per share, which were granted in July 1999, of which, 25,000 were cancelled in December 2000. The remaining 50,000 options have not yet vested.

(11)     See notes (3)-(10) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August 1998 Mr. Jacobs, a director of both Visual Data and Ednet, lent Ednet $200,000 under a one year unsecured promissory note bearing interest at 12% per annum. The funds were used by Ednet for general working capital. As additional consideration for such loan, Mr. Jacobs received a warrant to purchase 50,000 shares of Ednet's common stock at an exercise price of $.20 per share. The loan was repaid in full by Ednet on January 8, 1999, and the warrants were exercised on April 7, 1999.

         In May 1999, Mr. Jacobs lent Ednet an additional $250,000 under a 90-day unsecured renewable promissory note bearing interest at 12% per annum. The funds were used by Ednet for the purchase of inventory. The note has been renewed, $125,000 has been repaid, and the remaining $125,000 is outstanding as of the date of the filing.

         During the fiscal year ended September 30, 2000, Mr. Service, a director of both Visual Data and Ednet, was engaged by Ednet to provide business consulting services for which he was paid a monthly consulting fee of $9,000 resulting in aggregate compensation for the year of $108,000.

         We adopted a corporate governance policy which requires the approval of any transaction between Visual Data and any officer, director or 5% shareholder by a majority of the independent, disinterested directors. In addition, pursuant to the inclusion of its securities on The Nasdaq National Market, we are subject to compliance with certain corporate governance standards adopted by The Nasdaq Stock Market, Inc.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE DIRECTOR NOMINEES.

                                   PROPOSAL 2
            PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF VISUAL DATA

         Arthur Andersen LLP has been Visual Data's independent auditors since 1997. On January 25, 2001, the Board of Directors approved the continued appointment of Arthur Andersen LLP for 2001. If the shareholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider its selection.

         Audit services of Arthur Andersen LLP during 2000 included the examination of the consolidated financial statements of Visual Data and services related to filings with the SEC.

         The Audit Committee intends to meet with Arthur Andersen LLP in 2001 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Arthur Andersen LLP, as well as the fees charged for such services.

         A representative of Arthur Andersen LLP is expected to be present at the 2001 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from shareholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR
              ANDERSEN LLP AS INDEPENDENT AUDITORS OF VISUAL DATA.

                                   PROPOSAL 3

    TO APPROVE THE POSSIBLE ISSUANCE OF IN EXCESS OF 19.99% OF THE PRESENTLY
        ISSUED AND OUTSTANDING COMMON STOCK UPON THE POSSIBLE CONVERSION
     OF THE 6% CONVERTIBLE DEBENTURES IN THE PRINCIPAL AMOUNT OF $2,040,000,
      TOGETHER WITH COMMON STOCK WHICH MAY BE ISSUABLE UPON THE CONVERSION
            OF ADDITIONAL CONVERTIBLE DEBENTURES WHICH WE MAY ISSUE.

         On December 8, 2000 we sold an aggregate of $2,040,000 principal amount of 6% convertible debentures to two unaffiliated third parties in a transaction exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D. The convertible debentures mature on December 8, 2003 and are convertible, in whole or in part, at the option of the holders into shares of our common stock at a conversion price equal to the lesser of:

         -        $2.13 per share, or

         - 90% of the average of the three lowest closing bid prices for the 20 trading days prior to conversion (the "variable conversion price").

         The conversion price of the convertible debentures cannot be less than $.90 per share; provided that this floor price will be reset to 50% of the variable conversion price on December 8, 2001. We have the right to redeem the convertible debentures for 115% of the outstanding principal balance plus accrued interest if the market price of our common stock is less than $1.50 per share for 20 consecutive trading days, subject to the conditions set forth in the convertible debentures.

         The convertible debentures further provides that the number of shares of common stock into which they are convertible, when added together with all other shares of our common stock beneficially owned by the holder, cannot exceed 9.9% of our total issued and outstanding common shares at any one time.

         In conjunction with this transaction, we have issued the purchasers:

         - one year warrants to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $4.00 per share, and

         - five year warrants to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $2.13 per share.

         Beginning on the effective date of the registration statement discussed below, and assuming we have received shareholder approval of this Proposal 3, we have the right to sell to the purchasers an additional $1,000,000 principal amount of convertible debentures and five year warrants to purchase an additional 50,000 shares of our common stock, the conversion price and exercise price of which shall be identical to those described above.

         In addition, if we have exercised our right to cause the debenture holders to purchase the additional convertible debentures, and the Total Dollar Volume, as defined in the Purchase Agreement, shall have exceeded $400,000, then commencing 90 days from the closing of our sale of these additional convertible debentures and ending on December 8, 2001, we have the right to sell to the purchasers an additional $1,000,000 principal amount of convertible debentures and five year warrants to purchase an additional 50,000 shares of our common stock, the conversion price and exercise price of which shall be equal to the market price of our common stock on the closing date. In each case, the obligation of the purchasers to purchase these securities is several and not joint, and shall be allocated pro rata based upon the amount of convertible debentures and warrants purchased pursuant to the Purchase Agreement.

         Under the terms of the Purchase Agreement, we were obligated to prepare and file a registration statement on Form S-3 registering the resale of 175% of the shares of common stock underlying the convertible debentures and the warrants as if these securities were converted or exercised on December 8, 2000. We filed this registration statement on January 24, 2001. We also agreed to use our best efforts to have the registration statement declared effective by 90 days from the closing date (in the event the registration statement is not reviewed by the SEC) or 150 days from the closing date (in the event such a review takes place). If the registration statement is not declared effective by the applicable date, we will incur a penalty of 2% per month in the form of a decreased conversion price until the registration statement is effective; provided, however, that this penalty will not exceed 16% if the purchasers are able to resell the common stock under the provisions of Rule 144 of the Securities Act.

         Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules requires certain companies whose securities are traded on the Nasdaq National Market (such as Visual Data) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. No shareholder approval was required for the sale of the 6% convertible debentures. Under the terms of the Purchase Agreement, the convertible debenture holders are entitled to convert the debentures into a total of up to 1,689,826 shares of our common stock, based upon the conversion price then applicable. If, at the time of such conversion the debenture holders would be entitled to receive more than the 1,689,826 shares of our common stock based upon the then conversion price, which number of shares represents approximately 19.99% of our presently issued and outstanding common stock, and if we have not obtained shareholder approval for this Proposal 3, the converting debenture holders are entitled to require us to redeem the remaining convertible debentures at a premium redemption rate which is the greater of 120% of the debenture amount or the then applicable conversion price. The affirmative vote of a majority of the shares represented in person or by proxy at our 2001 Annual Meeting is required to approve this Proposal 3. If we fail to obtain approval of this Proposal 3 by March 31, 2001, or by April 30, 2001 in the event the SEC has issued comments to the proxy statement and we are diligently responding to such comments, each convertible debenture holder has the right to redeem the portion of the convertible debentures which cannot be converted because of the 20% cap at the premium redemption rate.

         Assuming approval of this Proposal 3, the ultimate number of shares of our common stock into which the currently outstanding 6% convertible debentures are convertible is unknown at this time. However, based upon (i) the floor conversion price of $.90 per share and (ii) assuming the conversion of all $2,040,000 principal amount of convertible debentures, we would issue an additional 2,266,667 shares of common stock to the debenture holders assuming, we receive the required stockholder approval of this Proposal 3. The 2,266,667 shares of common stock issuable upon the conversion of the debentures would represent approximately 27% of our currently issued and outstanding common stock, or approximately 21% of our issued and outstanding common stock, giving proforma effect to the issuance. The amount of shares and percentage of common stock ultimately issuable upon conversion of $2,040,000 principal amount of the 6% convertible debentures may increase or decrease substantially, depending on changes in the closing bid price of our common stock and other anti-dilutive provisions contained in the convertible debentures. In addition, if we exercise our rights described above to sell the convertible debenture holders additional convertible debentures, the ultimate number of shares of our common stock into which these additional convertible debentures would be convertible is unknown at this time.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
      POSSIBLE ISSUANCE OF IN EXCESS OF 19.99% OF THE PRESENTLY ISSUED AND
        OUTSTANDING COMMON STOCK UPON THE POSSIBLE CONVERSION OF THE 6%
      CONVERTIBLE DEBENTURES IN THE PRINCIPAL AMOUNT OF $2,040,000 TOGETHER
         WITH COMMON STOCK WHICH MAY BE ISSUABLE UPON THE CONVERSION OF
       ADDITIONAL CONVERTIBLE DEBENTURES WHICH WE MAY ISSUE. SUCH APPROVAL
        REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE
         COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                                   PROPOSAL 4

        TO APPROVE AN AMENDMENT TO OUR 1996 STOCK OPTION PLAN TO INCREASE
          THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR
       ISSUANCE UNDER SUCH PLAN FROM 2,500,000 SHARES TO 5,000,000 SHARES.

         On January 25, 2001, our Board of Directors amended the 1996 Stock Option Plan (the "Plan") to increase the number of shares of common stock issuable under the Plan to our employees, directors and advisors from 2,500,000 shares to 5,000,000 shares, subject to approval by the shareholders at the 2001 Annual Meeting. A copy of the Plan may be obtained from the Corporate Secretary at our offices at 1291 SW 29 Avenue, Pompano Beach, Florida 33069; telephone
(954) 917-6655.

Overview

         The stated purpose of the Plan is to increase our employees, advisors, consultants and non-employee directors proprietary interest in the company, and to align more closely their interests with the interests of the Visual Data shareholders, as well as to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors. On September 30, 2000, the total number of employees was 88 compared with 78 employees at September 30, 1999. After the consummation of the SportSoft Golf, Inc. acquisition we will have approximately 120 employees. As such, we are recommending the increase in the number of shares available for issuance under the Plan. The Compensation Committee of the Board of Directors administers the Plan including, without limitation, the selection of the persons who will be granted Plan options under the Plan, the type of Plan options to be granted, the number of shares subject to each Plan option and the Plan option price.

         Options to purchase common stock may be issued under the Plan. Options granted under the Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. In addition, the Plan also allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the Plan option with shares of common stock owned by the eligible person and receive a new Plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

         The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the Compensation Committee, provided that no Plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. In any case, the exercise price of any incentive stock option granted under the Plan will not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Compensation Committee.

         The per share purchase price of shares subject to Plan options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan options granted under the Plan. Officers, directors and key employees of and consultants to Visual Data and its subsidiaries will be eligible to receive non-qualified options under the Plan. Only our officers, directors and employees who are employed by us or by any subsidiary are eligible to receive incentive stock options.

         All Plan options are non-assignable and non-transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than optionee's death or disability or termination for cause, or if an optionee is not an employee of Visual Data but is a member of our Board of Directors and optionee's service as a director is terminated for any reason, other than death or disability, the Plan Option granted to the optionee shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to the optionees shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Compensation Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which
(i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in our capitalization), (ii) affects outstanding Plan options or any exercise right thereunder, (iii) extends the term of any Plan option beyond 10 years, or (iv) extends the termination date of the Plan.

         Unless the Plan shall have been suspended or terminated by the Board of Directors, the Plan shall terminate on 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan options previously granted thereunder.

         As of December 31, 2000, options for 1,483,375 shares of common stock have been granted pursuant to the Plan. The potential benefit to be received from a Plan option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On January 31, 2001, the closing price of our common stock as reported on The Nasdaq National Market (TM) was $_____________.

Tax Aspects

         The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to options granted under the Plan as of the date of this Proxy Statement. Individuals or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

         A recipient of a stock option will not have taxable income on the date of grant. Upon the exercise of non-qualified options, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be long-term capital gain or loss, if held for more than 12 months after exercise.

         Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise, or the amount realized from the sale, exceeds the exercise price.

         We will be entitled to a tax deduction for an option in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. We can preserve the deductibility of certain compensation in excess of $1 million, however, if we comply with conditions imposed by section 162(m). The Plan has been designed to permit the Compensation Committee to grant options which satisfy the requirements of section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER SUCH PLAN FROM 2,500,000 SHARES TO 5,000,000 SHARES.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         The shareholder intending to present a proposal to be included in Visual Data's proxy statement for our 2002 Annual Meeting of Shareholders must deliver a proposal in writing to our executive offices no later than September 30, 2001.

         In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, unless we are provided with notice of such proposal no later than September 30, 2001.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the 2001 Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                                 ANNUAL REPORTS

         Our 2001 Annual Report to Shareholders, which contains selected information from the our Annual Report on Form 10-KSB and its consolidated financial statements for the year ended September 30, 2000, accompanies this proxy statement. Our Annual Report on Form 10-KSB for the year ended September 30, 2000 will also be made available (without exhibits), free of charge, to interested shareholders upon written or oral request to Investor Relations, Visual Data Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069; telephone 954-917-6655.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Randy S. Selman
                                       ----------------------------------------
                                       Randy S. Selman, Chairman, President and
                                       Chief Executive Officer

February __ , 2001

                                    EXHIBIT A

                             VISUAL DATA CORPORATION
                             AUDIT COMMITTEE CHARTER

INTRODUCTION AND PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company's financial reporting and public disclosure activities, (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally, (d) monitoring management's identification and control of key business and financial risks, and
(e) ensuring the independent auditor is ultimately accountable to the board of directors and the audit committee.

COMPOSITION

The Committee shall be comprised of a minimum of three independent directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the audit committee will be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership

MEETINGS

The Committee will have four regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

         1. Reviewing this Charter on an annual basis and update it as conditions dictate.

         2. Ensuring that the auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent auditors and for recommending that the full board take appropriate action to address the independence of the auditor.
         3. Nominating and recommending to the Board the selection or replacement of the independent accountants, taking into consideration independence and effectiveness.
         4.       Reviewing the plan for the audit and related services.
         5.       Reviewing audit results and financial statements.
         6. Overseeing the adequacy and effectiveness of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls.
         7. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities.
         8. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.
         9. Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties.
        10. Report Committee actions to the Board of Directors, with such recommendations as the Committee deems appropriate.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

REPORTING REQUIREMENTS

The audit committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate. In addition to Board of Directors communication, the following information will be reported to the shareholders in the annual proxy statement: (a) confirmation that the company has a formal, documented audit committee charter; and (b) the full text of the audit committee charter at least once every three years and after any significant modification is approved by the Board of Directors.

                             VISUAL DATA CORPORATION

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                               ____________ , 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISUAL DATA CORPORATION.

         The undersigned hereby appoints Randy S. Selman proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Visual Data Corporation held of record by the undersigned on February 1, 2001 at the 2001 Annual Meeting of Shareholders to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on Friday, March 23, 2001 at 2 p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.       Election of Directors

         Nominees: Randy S. Selman, Alan M. Saperstein, Benjamin Swirsky, Brian
         K. Service, Eric Jacobs and Robert J. Wussler.

         [ ] FOR all nominees [ ] WITHHOLD AUTHORITY [ ] FOR all nominees, except as noted below:


                                                        -----------------------
                                                        Nominee exception

2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of Visual Data for the fiscal year ending September 30, 2001 to serve at the pleasure of the Board of Directors.

         [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

3. Proposal to approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock upon the possible conversion of the 6% convertible debentures in the principal amount of $2,040,000, together with common stock which may be issuable upon the conversion of additional convertible debentures which we may issue.

         [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

4. Proposal to amend our 1996 Stock Option Plan to increase the total number of shares of our common stock available for issuance under the Plan from 2,500,000 shares to 5,000,000 shares.

         [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.


DATED:
       -------------------------------   --------------------------------------
                                         (Signature)


                                         --------------------------------------
                                         (Signature if jointly held)


                                         --------------------------------------
                                         (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.